EXHIBIT 10

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement No. 333-89781 on Form N-1A of our reports dated January 9, 2001 of Merrill Lynch Premier Growth Fund, Inc. and Master Premier Growth Trust for the period March 3, 2000 (commencement of operations) to November 30, 2000 both appearing in the Fund’s Annual Report and to the reference to us under the caption “Financial Highlights” in the Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

Princeton, New Jersey

March 16, 2001

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